Calculation of Filing Fee Tables
S-3
TuHURA Biosciences, Inc./NV
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
		Other	Purchase Contracts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, $0.001 par value per share	415(a)(6)	9,518,618		$ 22,463,938.48			S-1	333-289532	09/26/2025	$ 3,439.23
			Total Offering Amounts:				$ 272,463,938.48		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 34,525.00
Offering Note
[1]	(1) Represents securities that may be offered and sold from time to time in one or more offerings by TuHURA Biosciences, Inc. (2) The amount to be registered consists of up to $250,000,000 of an indeterminate amount of debt securities, common stock, preferred stock, warrants, subscription rights, units and/or purchase contracts. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance, including any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (4) Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. (5) Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

[2]	The Registrant previously registered the offer and sale of up to 9,321,545 shares of the Registrant's common stock, comprising up to (i) 4,570,629 shares of common stock and (ii) 4,750,916 shares of common stock issuable upon the exercise of warrants pursuant to a registration statement on Form S-1 (File No. 333-289532) initially filed with the Securities and Exchange Commission on August 12, 2025, and declared effective on September 26, 2025 (the "Resale Registration Statement), all of which remain unsold (the "Unsold Resale Securities"), and, in connection therewith, paid a filing fee of $3,439.23. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement on Form S-3 includes the Unsold Resale Securities, and the filing fee associated therewith (which amount is based on the filing fee in effect at the time of the filing of the Resale Registration Statement) is hereby carried forward to be applied to the Unsold Resale Securities and no additional filing fee is due with respect thereto. Pursuant to Rule 415(a)(6), the offering of the Unsold Resale Securities pursuant to the Resale Registration Statement shall be terminated as of the date of the effective date of this registration statement on Form S-3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A